GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                          Milwaukee, Wisconsin  53202
                    Phone (414) 273-3500; Fax (414) 273-5198


     December 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:     STRONG SHORT-TERM MUNICIPAL BOND FUND, INC.

Gentlemen:

          We represent Strong Short-Term Municipal Bond Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 11 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-42773; 811-6409) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

          We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                              Very truly yours,

                              GODFREY & KAHN, S.C.

                              /s/ Pamela M. Krill

                              Pamela M. Krill